UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 11, 2022

HYCROFT MINING HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware --------------	001-38387 ----------	82-2657796 ------------------
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

4300 Water Canyon Road, Unit 1 Winnemucca, Nevada	89445
-----------------------------------------	----------
(Address of Principal Executive Offices)	(Zip Code)

(775) 304-0260

-------------------------

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYMC	The Nasdaq Capital Market

Warrants to purchase Common Stock	HYMCW	The Nasdaq Capital Market

Warrants to purchase Common Stock	HYMCZ	The Nasdaq Capital Market

Warrants to purchase Common Stock	HYMCL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement with Sprott Private Resource Lending II (Collector), LP

On March 11, 2022, Hycroft Mining Holding Corporation (the “Company” or “Hycroft”) entered into an agreement (the “Sprott Agreement”) with Sprott Private Resource Lending II (Collector), (the “Lender”) with respect to the Amended and Restated Credit Agreement, dated as of May 29, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, the Lender, the Guarantors (as defined in the Credit Agreement) and the other parties thereto. As described in the Sprott Agreement, the Company is contemplating the sale or issuance of its equity securities pursuant to one or more transactions to be completed on or before March 31, 2022 (the “Equity Financing Transactions”). Pursuant to the Sprott Agreement, if the Equity Financing Transactions result (or are likely to result pursuant to definitive subscription underwriting and/or similar legally binding agreements) in the Company’s receipt of total gross cash proceeds (before deduction of fees and expenses) of at least $50 million on or before March 31, 2022 (the “Required Equity Amount”), the Lender and the Company will amend the principal repayment terms under the Credit Agreement such that no further scheduled payments of principal shall be required prior to May 31, 2025 (the “Maturity Date”) (i.e., there will be no required regular amortization payments of the Facility (as defined in the Credit Agreement) and the full principal balance of the Facility shall be due and payable in a single “bullet” payment on the Maturity Date). Closing of the Offering as described under “Private Placement” below will satisfy this condition.

The Sprott Agreement also provides that, in connection with the modification of the required Facility amortization payments, the Company shall pay to the Lender an amount equal to USD $3.3 million, with such payment to be capitalized and added to the principal amount owing under the Credit Agreement and accrue interest at the same rate and upon the same terms as the existing loans under the Credit Agreement; provided, the payment or prepayment of such capitalized principal amount shall not be subject to the Prepayment Premium (as defined in the Credit Agreement) or any other penalty or premium.

The foregoing description of the Sprott Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Sprott Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 hereto.

The Lender also entered into an agreement in principle with the Company to restructure the Credit Agreement. See discussion below under Item 8.01- Other Events “Agreement in Principle with Lender.

Amendment to the 10% Senior Secured Notes and Note Exchange Agreement

On March 14, 2022, the Company entered into the Amendment to the 10% Senior Secured Notes and Note Exchange Agreement (the “Note Amendment”), with (i) certain direct and indirect subsidiaries of the Company as Guarantors; (ii) holders of the Notes, including certain funds affiliated with, or managed by, Mudrick Capital Management, L.P, Whitebox Advisors, LLC, Highbridge Capital Management, LLC, Aristeia Highbridge Capital Management, LLC and Wolverine Asset Management, LLC (collectively, the “Amending Holders”), and (iii) Wilmington Trust, National Association, in its capacity as collateral agent. The Note Amendment amends the Note Exchange Agreement dated as of January 13, 2020 (the “Note Exchange Agreement”) and the Notes (as defined in the Note Exchange Agreement) issued thereunder in order to extend the maturity date of the Notes from December 1, 2025 to December 1, 2027. The Note Amendment also removes the requirements that a holder receive the consent of the Company and the other holders in order to transfer any Note. The Amending Holders constitute all of the holders of the Notes. The Note Amendment shall not be effective until the consummation of one or more transactions for the sale or issuance of equity interests of the Company pursuant to which the Company receives total gross cash proceeds (before deduction of fees and expenses) of at least $50 million on or before March 31, 2022. Closing of the Offering as described under “Private Placement” below will satisfy this condition.

The foregoing description of the Note Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Note Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 hereto.

Private Placement

On March 14, 2022,  the Company entered into subscription agreements (the “Subscription Agreements” and each a “Subscription Agreement”) with each of American Multi-Cinema, Inc. (“AMC”) and 2176423 Ontario Limited, an entity affiliated with Eric Sprott (“Sprott” and together with AMC, the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers, in a private placement, an aggregate of 46,816,480 units (“Units”) at a purchase price per Unit of $1.193, with each Unit consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”) and one warrant to purchase a share of Common Stock and the shares issuable upon exercise of the Warrants (the “Warrant Shares”), providing for a total purchase price of approximately $56 million (the “Offering”). The Warrants have an exercise price of $1.068 per Warrant Share, and will expire five years after issuance.

The closing of the sales of securities pursuant to the Subscription Agreements is expected to occur on March 15, 2022, subject to the closing conditions described therein, including, but not limited to (a) both Purchasers entering into their respective Subscription Agreements and (b) the Company entering into the Sprott Agreement and the Note Amendment. The Company expects the gross proceeds to the Company from the Offering to be approximately $56 million before deducting expenses incurred in connection with the Offering.

The Subscription Agreement with AMC also provided AMC with the right to appoint a director to the Company’s board of directors (the “Board”) and the Company agreed to support such director’s nomination so long as AMC retains at least 50% of the Common Stock purchased under the Subscription Agreement with AMC.

As part of the Subscription Agreements, the Company is required to prepare and file a resale registration statement with the Securities and Exchange Commission (the “SEC”) as soon as practicable, but in no event later than ten (10) business days after the filing of the Company’s Annual Report on Form 10-K for year ended December 31, 2021 to register the Common Stock, Warrants and Warrant Shares for sale under the Securities Act.

The foregoing descriptions of the Subscription Agreements and the Warrants do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Subscription Agreements and the Warrant Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.3, 10.4, 10.5 and 10.6 hereto respectively.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Offering is hereby incorporated by reference into this Item 3.02. The securities being sold pursuant to the Subscription Agreements are being sold and issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and/or Rule 506 promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

Item 7.01	Regulation FD Disclosure.

On March 14, 2022, the Company issued a press release with respect to the Offering. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Agreement in Principle with Lender

On March 14, 2022, the Company reached an agreement in principle with the Lender with respect to the Credit Agreement to modify the terms of the Credit Agreement and other applicable loan documents as follows: (a) to extend the maturity date for all of the loans and other principal obligations under the Credit Agreement by two years, to May 31, 2027; (b) the Company will prepay principal under the facility in the amount of $10,000,000 promptly upon the Company’s receipt of cash proceeds from the Private Placement with AMC and Sprott (the “Initial Equity Proceeds Prepayment”); (c) the Company will also prepay principal under the Credit Agreement in the amount of 10% of any subsequent issuance of its equity interests consummated on or prior to March 31, 2022 (if any), subject to a cap of $20,000,000, in aggregate, of principal repaid (the “Subsequent Equity Proceeds Prepayments”): (d) the Lender will waive all prepayment premiums with respect to the Initial Equity Proceeds Prepayment and the Subsequent Equity Proceeds Prepayments and a prepayment premium will be eliminated for all future prepayments of principal; (e) the Company’s obligation to prepay principal with proceeds of asset sales will be credited/offset by the aggregate amount of Initial Equity Proceeds Prepayment and the Subsequent Equity Proceeds Prepayments up to $30,000,000; and (f) the Company’s obligation to maintain a minimum amount of Unrestricted Cash (as defined in the Credit Agreement) will be increased to $15,000,000. The foregoing is expected to be documented pursuant to an amendment to the Credit Agreement.

Proposed Amendment to the Company’s Second Amended and Restated Certificate of Incorporation

On March 11, 2022, the Board approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation increasing the number of authorized shares of the Company’s Class A common stock by 1,000,000,000 to a total of 1,400,000,000 (the “Certificate of Incorporation Amendment”) and directed that the Certificate of Incorporation Amendment be submitted for consideration by the stockholders of the Corporation. The Company expects that AMC, Sprott, and Mudrick Distressed Opportunity Fund Global LP and its affiliate, Blackwell Partners LLC – Series A, who together will constitute the holders of a majority of the Common Stock, will approve the Certificate of Incorporation Amendment by written consent. The Certificate of Incorporation Amendment will not become effective until 20 days after the Company distributes an Information Statement on Schedule 14C to the stockholders of the Company.

Business Update

In February 2022, the Company, along with its third-party consultants, completed and filed an Initial Assessment Technical Report Summary for the Hycroft Mine with an effective date of February 18, 2022 (the “2022 Hycroft TRS”) and prepared in accordance with the Modernization of Property Disclosures for Mining Registrants (the “Modernization Rules”) set forth in subpart 1300 of Regulation S-K, as promulgated by the United States Securities and Exchange Commission (“SEC”). The 2022 Hycroft TRS provides an Initial Assessment of the mineral resource estimate utilizing a milling and acid pressure oxidation (“Acid POX”) process for sulfide mineralization and heap leaching process for oxide and transition mineralization. As a result of the milling and Acid POX process presented in the 2022 Hycroft TRS, as compared to the novel two-step oxidation and heap leap process in the Hycroft Technical Report Heap Leaching Feasibility Study, prepared in accordance with the requirements of the Modernization Rules, with an effective date of July 31, 2019 (the “2019 Hycroft TRS”), and the associated fundamental changes to the assumptions underlying the 2019 Hycroft TRS, the 2022 Hycroft TRS supersedes and replaces the 2019 Hycroft TRS and the 2019 Hycroft TRS and information from such 2019 Hycroft TRS should no longer be relied upon. In addition, please see the sections entitled “Cautionary Note to U.S. Investors Regarding Mineral Resources”, “Cautionary Note Regarding Forward-Looking Statements”, and “Risk Factors” each set forth below when reviewing the information set forth in this Section 8.01.

Upon furnishing the 2022 Hycroft TRS, the Hycroft Mine had measured and indicated mineral resources of 9.6 million ounces of gold and 446.0 million ounces of silver and inferred mineral resources of 5.0 million ounces of gold and 150.4 million ounces of silver, which are contained in oxide, transitional, and sulfide ores. Hycroft does not have comparable mineral reserves and mineral resources to provide for the prior year or periods due to changes in its intended mining process and the fact that such information would have been under the 2019 Hycroft TRS that has been superseded and replaced by the 2022 Hycroft TRS. As a result, any meaningful comparison of year end mineral resources and reserves is not possible.

Overview and Highlights

The information that follows relating to the Hycroft Mine is derived, for the most part, from, and in some instances is an extract from, the 2022 Hycroft TRS. Portions of the following information are based on assumptions, qualifications and procedures that are not fully described herein. Reference should be made to the full text of the 2022 Hycroft TRS, as previously filed with the SEC on February 22, 2022 on a Current Report on Form 8-K.

The 2022 Hycroft TRS summarizes the results of an Initial Assessment and supports the disclosure of mineral resources at the Hycroft Mine utilizing a milling and acid POX process for sulfide mineralization and heap leaching process for oxide and transition mineralization. The work has been prepared at the request of the Company and completed by third-party consultants including Ausenco Engineering USA South Inc. (“Ausenco”), Independent Mining Consultants, Inc. (“IMC”), and WestLand Engineering & Environmental Services, Inc. (“Westland”). Employees of IMC and Ausenco who have worked on and approved this mineral resource estimate are Qualified Persons as defined under subpart 1300 of Regulation S-K.

Hycroft Mine

The Hycroft Mine and related facilities are located approximately 54 miles west of Winnemucca, Nevada. Winnemucca, a city with a population of approximately 8,431 (2020 Census data), is a commercial community on Interstate 80, 164 miles northeast of Reno. The mine property straddles Townships 34, 35, 351∕2 and 36 North and Ranges 28, 29 and 30 East (MDB&M) with an approximate latitude 40°52’ north and longitude 118°41’ west.

The following shows the location of our properties.

HYCROFT MINE
Gerlach
Hycroft Mine
Winnemucca
Elko
Gerlach
Reno
Las Vegas
N
0 25 50 100 Miles
Hycroft Mine
Property Location
Humboldt & Pershing Counties
Nevada
HYCROFT

Additionally, the map below shows the current property and facilities layout.

The town is served by a transcontinental railroad and has a municipal airport. Access to the Hycroft Mine from Winnemucca is by Jungo Road, formerly designated as State Route 49, a good-quality, unpaved road, and a short access road to the main entrance of the mine. Well-maintained mine and exploration roads provide access throughout the property. Access is also possible from Imlay, Gerlach and Lovelock by unpaved roads intersecting Interstate 80 and Nevada State Route 447. The majority of our employees live in the Winnemucca area. The site receives electrical power provided by NV Energy from the northwestern Nevada power grid. Initial surveys indicate that the town of Winnemucca has the required infrastructure (shopping, emergency services, schools, etc.) to support the maximum workforce and dependents. The Hycroft Mine currently has water rights which are adequate to support our planned future heap leach operations. The mine is situated on the eastern edge of the Black Rock Desert and on the western flank of the Kamma Mountains between Winnemucca and Gerlach, Nevada. There are no streams, rivers or major lakes in the general area. Elevations in the mine area range between 4,500 and 5,500 feet above sea level.

The climate of the region is arid, with precipitation averaging 2.1 inches per year. Average temperatures during the summer range from 50°F to 90°F and average winter temperatures range from 20°F to 40°F.

The Hycroft Mine property consists of 30 private parcels with patented claims that comprise 1,912 acres, and 3,247 unpatented mining claims that encompass 68,759 acres. Combining the patented and unpatented claims, total claims cover approximately 70,671 acres. The Hycroft Mine patented claims occupy private lands and our unpatented claims occupy public lands, administered by the Bureau of Land Management (“BLM”). These claims are governed by the laws and regulations of the U.S. federal government and the State of Nevada. To maintain the patented claims in good standing, we must pay the annual property tax payments to the county in which the claims are held. To maintain the unpatented claims in good standing, we must file a notice of intent to maintain the claims within the county and pay the annual mineral claim filing fees to the BLM. Such filing fees amounted to $0.6 million in 2021. As long as we file the annual notice and pay the claim filing fees, there is no expiration date for our unpatented claims.

A portion of the Hycroft Mine is subject to a mining lease requiring us to pay 4% net profit royalty to the owner of certain patented and unpatented mining claims, subject to a maximum of $7.6 million, of which $4.6 million remained payable as of December 31, 2021. There is no expiration date on the net profit royalty.

The Hycroft Mine is also subject to the Sprott Royalty Agreement dated May 29, 2020 by and between the Company and Sprott Private Resource Lending II (the “Sprott Royalty Agreement”) that was previously filed on Form 8-K on June 2, 2020 and that requires us to pay a perpetual royalty equal to 1.5% of the Net Smelter Returns, as such term is defined in such agreement, from our Hycroft Mine. There is no expiration and no limit on the amount that can be paid on the Sprott Royalty Agreement.

The Hycroft Mine was formerly known as the Crofoot-Lewis open pit mine, which was a small heap leaching operation that commenced in 1983. Vista Gold Corp., a corporation incorporated under the laws of the Yukon Territory (“Vista”), acquired the Crofoot-Lewis claims and mine in 1987 and 1988. During this first operating period the mine produced over 1.0 million ounces of gold and 2.5 million ounces of silver. The mine production continued until it was placed on a care and maintenance program in December 1998 due to low gold prices. Hycroft Mining Corporation (“HMC”) acquired the Hycroft Mine in 2007 pursuant to an arrangement agreement where Vista transferred its Nevada mining properties to HMC’s predecessor. HMC restarted the Hycroft Mine in 2008 and suspended mining operations on July 8, 2015. During 2016, HMC was actively processing and producing gold from the ore within the heap leach pads. On January 1, 2017, Hycroft Mining Corporation (“HMC” or “Seller”) went into a care and maintenance mode when it stopped adding lime to the leach pads and continued to operate in a care and maintenance mode throughout 2017 and 2018. Prior to restarting operations, production of gold and silver was a byproduct of HMC’s maintenance activities on the Hycroft Mine. In December 2018 HMC began restart activities, including the rehabilitation of the crushing facility and construction of a new leach pad, with active mining operations beginning in the second quarter of 2019 with six haul trucks, two hydraulic shovels and one wheel loader. Initial gold and silver production occurred in August 2019 and continued until Hycroft ceased active mining operations in November 2021.

On site facilities include an administration building, mobile maintenance shop, light vehicle maintenance shop, warehouse, leach pads, crushing system, two Merrill-Crowe process plants and a refinery. The components for a second refinery are on-site and will be constructed as part of the expansion of mining activities. The crushing system was refurbished as part of the restart activities and all other facilities are operational with the exception of the North Merrill-Crowe plant, which will be rehabilitated and brought on line as is required. The gross book value of plant and equipment associated with the Hycroft Mine as of September 30, 2021, was $99.1 million. Subsequent to September 30, 2021, Hycroft recorded material impairments and reclassifications as set forth in the section entitled “Recent Developments - Financial Update and Impairment Charges” set forth below in this Form 8-K.

Measured, Indicated and Inferred Mineral Resources

Our mineral resource estimates are calculated in accordance with Modernization Rules as set forth in subpart 1300 of Regulation S-K. Measured, indicated and inferred mineral resources may not be comparable to similar information regarding mineral resources disclosed in accordance with the guidance of other countries. The estimates of mineral resources may be materially affected if mining, metallurgical, or infrastructure factors change from those currently anticipated at the Hycroft Mine. Estimates of inferred mineral resources have significant geological uncertainty and it should not be assumed that all or any part of an inferred mineral resource will be converted to the measured or indicated categories. Mineral resources that are not mineral reserves do not meet the threshold for reserve modifying factors, such as estimated economic viability, that would allow for conversion to mineral reserves. The Hycroft Mine contains a large precious metals deposit, based on measured and indicated mineral resource size. The mineral resource estimates were prepared by and are the responsibility of IMC, as set forth in the 2022 Hycroft TRS.

The following description of the Hycroft Mine measured, indicated and inferred mineral resources does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the 2022 Hycroft TRS, filed as Exhibit 96.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 22, 2022.

Classification	Cutoff Grade $ Net of Process	Approximate Cutoff, AuEq Au oz/ton	Ktons	Au oz/ton	Ag oz/ton	Sulfide Sulfur%	Au Contained Ounces (000)	Ag Contained Ounces (000)

Heap Leach Resource
Measured	$0.01	0.003	97,086	0.008	0.30	2.75	777	29,417
Indicated	$0.01	0.003	36,046	0.007	0.29	2.10	252	10,417
Meas + Ind	$0.01	0.003	133,132	0.008	0.30	2.57	1,029	39,834
Inferred	$0.01	0.003	101,314	0.008	0.09	1.77	811	9,118

Mill, Flotation Concentrate, POX and Cyanide Leach Process Plant
Measured	$0.01	0.011	372,226	0.013	0.65	1.86	4,839	240,830
Indicated	$0.01	0.011	314,866	0.012	0.53	1.65	3,778	165,305
Meas + Ind	$0.01	0.011	687,092	0.013	0.59	1.76	8,617	406,135
Inferred	$0.01	0.011	349,659	0.012	0.40	1.19	4,196	141,262

Combined Mineral Resources Leach Plus Process Plant
Measured	$0.01	0.003 - 0.011	469,312	0.012	0.58	2.04	5,616	270,247
Indicated	$0.01	0.003 - 0.011	350,912	0.011	0.50	1.70	4,030	175,722
Meas + Ind	$0.01	0.003 - 0.011	820,224	0.012	0.54	1.90	9,646	445,969
Inferred	$0.01	0.003 - 0.011	450,973	0.011	0.33	1.32	5,007	150,380

•	Cutoffs grades were determined by income – process cost = NPR = NSR – Process Opex. Cutoff grade is the minimum grade required for a mineral to be economically mined and processed to retrieve the metal for commercial sale. The cutoff grade for Hycroft is determined by assessing each mine block for gold and silver content and then applying a cost for extraction of these metals from that block by employing commercial mining practices and using the crushing, grinding, flotation, and pressure oxidation process to create a gold / silver dore bar. Process costs includes the environmental practices for placing waste and tailing material in properly designed facilities that can be remediated in the future.

•	Numbers in the table have been rounded to reflect the accuracy of the estimate and may not sum due to rounding.

•	Mineral resources are contained within a computer-generated optimized pit. Total material in that pit is 3.516 billion tons.

•	All units are imperial. Ktons refers to 1,000 short tons of 2,000 lbs. Gold and silver grades are in troy ounces/short ton.

Mineral resources were developed based on a conventional computer-based block model of the deposit and the application of open pit optimization software to determine the mineralization with reasonable expectation of economic extraction. Each block was evaluated to determine which process provides the best net return after operating cost. The two processes identified were:

•	Run-of-Mine (“ROM”) cyanide heap leaching of oxide ore; and

•	Milling, flotation and acid pressure oxidation of sulfide and transitional ores followed by cyanide leach and processing in a Merrill-Crowe facility.

Other assumptions used to develop measured, indicated and inferred mineral resources were:

•	assumed metal prices of $1,800 per ounce for gold and $23 per ounce for silver;

•	recoveries for gold and silver were estimated by process type;

o	milling, flotation and acid pressure oxidation was 76% overall of the fire assays for gold and 76% for fire assays for silver; and

o	ROM heap leaching was 75% for cyanide soluble gold and 12.2% for fire assay silver;

•	base mining cost of $1.45 per ton with an additional incremental $0.016/ton applied to each bench below the 4660 level;

•	variable ore processing costs based on geometallurgical domains and sulfur content; and

•	general and administrative cost of $0.75 per ton.

See Table 11-15 in Section 11 of the 2022 Hycroft TRS for a more detailed presentation of the economic parameters for mineral resource estimation.

Mineral resources are not mineral reserves and detailed economic considerations have not been applied. Modifying factors for mine and process design have not been applied.

Internal Controls and Material Assumptions

Independent Mining Consultants (“IMC”) developed and updated the block model for the 2022 Hycroft TRS. Below is the summary of the work and checks they used to develop the block model.

The Hycroft resource model includes data from 1981 to 2018 and includes 5,501 holes, representing 2,482,722 ft of drilling. There have been 5,576 drill holes reported completed in the Hycroft Project Area; some are water wells or are outside the resource model domain and were not applied to estimation. The drillhole collar locations are shown in the 2022 Hycroft TRS and later in this text. At this time, there are 5,323 drill holes in the resource model area of which 134 have been drilled to define stockpiles or the Crofoot leach pad.

In addition to drilling activity, the Company has also conducted geophysical surveys, soil and rock chip sampling programs, field mapping, historical data compilation, and regional reconnaissance at the Hycroft Mine site. These efforts are designed to improve the understanding of the known mineralization, as well as provide data for further exploration of the greater property position.

A soil sampling grid was conducted over the Vortex and Brimstone areas historically (1,797 samples) and was extended approximately 5,200 ft north and 29,600 ft south of the mine in 2011–2012 (1,834 samples). The soil sampling program was conducted primarily along the East Fault exposure, which is a primary ore-controlling feature at Vortex and Brimstone. Soil samples are taken on an evenly spaced grid, and screened for coarse material and wind-blown material, resulting in a fraction between 2 mm and 180 um being prepped for analysis. These samples are considered representative of local soil geochemistry and are used to guide the regional exploration effort.

Rock chip sampling has been conducted both historically in the active mine area, and on a regional basis (2007–present). A database of 2,416 samples has been compiled, covering the greater land position. Au values range from 0 to 0.372 oz/ton, while Ag values range from 0 to 71.8 oz/ton. Rock chip samples have been taken on most outcrops, with a focus on alteration and potential mineralization. These samples are used as a guide to exploration and are point samples only.

The land position has been surveyed with both gravity and induced polarity (IP) geophysical techniques by Hycroft. The current ground-based gravity survey covers approximately 130 square miles, centered on the mine site. Gravity indicates several structural features and density changes. Gravity has also defined the basin edge to the west, approximately 4 miles west of the Brimstone Pit.

Ground IP surveys were run over the mine site and Vortex in 2007 and extended outward in 2011 to cover approximately 24 square miles. The survey results focus on chargeability anomalies, that potentially identify sulfide material (> approximately 1.5%) at depth, and resistivity anomalies, that potentially identify silicification at depth.

Field mapping was historically and is currently carried out in all active mine areas. Mapping focuses on structure, bedding, joints, lithology, and alteration. The near mine data is incorporated into the three-dimensional geology model, while the regional work is focused on defining exploration targets for future drilling. A regional geology map covering the land position was compiled in 2012.

The drillhole database was assembled over many years by multiple companies using at least four different drill methods.

The gold assay values in the Hycroft legacy database prior to 2000 were historically factored upward by a factor of 1.19. Prior to this resource model estimation, that factor was removed by multiplying all gold assays prior to 2000 by 1/1.19 = 0.8403. The removal of the factor does not have substantial impact on the deeper sulfide component of the deposit, but it does remove an observed sample bias in the near surface data.

There are stockpiles and historical leach pads at the Hycroft Mine that are within the block model area. Many of those have been drilled after the original excavation of hard rock by sonic or rotary methods. The stockpile holes have been used to estimate the stockpile and leach pad areas, they have not been used to estimate in-situ rock. In total, the Hycroft database contains 5,377 drill holes with 500,960 sample intervals. Within the area of the block model, there are 5,323 drill holes with 493,357 drill intervals amounting to 2,838,923 ft of drilling.

The block model was verified by several methods before being used to determine mineral resources.

•	Detailed Visual Checks of Drilling versus Block Estimates;

•	Swath Plots;

•	IMC Smear Check;

•	Reconciliation to Production History;

IMC completed visual checks on plan and section for all of the estimated variables in the model. In addition to IMC visual checks, the Hycroft engineering and geology team on site also reviewed the model and assisted IMC with identifying and correcting coding issues prior to finalizing the block model.

Swath plots are a practice now common among resource modelers to provide a visual indication if the block model follows the grade trends indicated by the supporting data and if there is any observable local bias in the block grade estimation.

Quality assurance and quality control methods utilized in the 2022 Hycroft TRS included the use of a test by IMC to understand the amount of grade smoothing within the block model and to confirm that the model grades are not high biased, referred to internally as the “smear check.”

The procedure utilized by IMC was as follows:

•	A range of cutoff grades were selected for the check process, generally bracketing the potential planning cutoff grades.

•	For each cutoff grade being tested, the blocks above cutoff were identified.

•	All composites contained within those blocks were identified.

•	The average grade of the composites and blocks were tabulated.

•	The percentage of the contained composites less than cutoff were calculated.

IMC completed a reconciliation of the model against 19 months of reported production for the year ended December 31, 2020 and for the seven months ended July 31, 2021. The reported 2019 production from Hycroft included substantial stockpile reclaim that would not be indicative of the block model response. The 19-month time period for the test is relatively short with a total of 13,584 ktons of oxide ore delivered to the leach pad. This represented approximately 65% of processing the sulfide mineralized materials for one year.

During 2020, Hycroft delivered ROM to the leach pad and crush leach to the crusher prior to loading on the pad. Sulfide material that was being considered for a sulfide atmospheric leach was stockpiled for future processing. Hycroft provided IMC with calculations for materials control routing that are used at site. Those methods were set up for application to the 2021 block model by IMC.

Some modifications were made by IMC during the installation of the materials control procedure. During 2021, Hycroft stopped crushing leached oxide ore and shipped ROM oxide ore only to the pad. IMC assumed that material that would report to crush leach would instead be shipped directly as ROM to the pad.

Hycroft provided surface files that reflect the mine survey progress. The surface files were used to measure the material within the block model for each of the time periods at the cutoffs reportedly applied during the control.

Tonnage from the model is about 4% less than reported by the materials control. Gold grade is substantially lower than the materials control grade from blast holes.

A check of the database composites contained within the materials control shapes indicate that average of the composites contained in the materials control are less than the materials control grade and match the predicted grade from the block model. As a result, the composite data could not generate a gold grade as high as that reported by materials control. The difference may be due to smaller selective mining units or blast hole bias. In summary, the data within the mining shapes could not support grades that are different from those estimated in the model.

Recent Developments

Going concern

As discussed in Note 2 - Summary of Significant Accounting Policies to the Notes to the Financial Statements in the Quarterly Report on Form 10-Q for the period ended September 30, 2021, events and conditions exist that, when considered individually or in the aggregate, raise substantial doubt about our ability to continue as a going concern because without additional funding we may be unable to meet our obligations as they become due within one year after the date that the financial statements for the period ended September 30, 2021 were issued. Hycroft’s unrestricted cash balance as of December 31, 2021 was $12.3 million (unaudited) which was a $7.5 million decrease from September 30, 2021. Accordingly, based upon our current internal forecasts and cash flow projection models, we currently project we will require additional cash from financing activities in the next three to five months from December 31, 2021 to meet our operating and investing requirements and future obligations as they become due. Our ability to continue as a going concern is contingent upon securing additional funding for working capital, capital and project expenditures, satisfying debt covenants required under the Sprott Credit Agreement, and other corporate expenses so that we can continue to develop the Hycroft Mine by conducting targeted exploration and completing the necessary technical studies to determine the likely timeline to bring the sulfides into commercial scale operation. Historically, we have been dependent on various forms of debt and equity financing to fund our business.

Mineral Resource Update

Gold equivalent mineral resources totaled 15.3 million ounces of measured & indicated and 6.9 million ounces of inferred. For this study, Independent Mining Consultants, Inc. (“IMC”) developed the Hycroft resource block model which includes data from 1981 to 2018 and includes 5,501 holes, representing 2,482,722 ft of drilling. The current inflationary environment and change in processing technique has resulted in increased cost assumptions and an associated higher cut-off grade partially mitigated by higher recoveries leading to a change in the Mineral Resource estimate, when compared with the prior model.

The mineral resources were estimated based upon results of an Initial Assessment, as conducted in accordance with the Modernization Rules as set forth in subpart 1300 of Regulation S-K. With the issuance of the Initial Assessment reflecting a different mining process, the 2019 Hycroft TRS is superseded and the 2019 Hycroft TRS and information from such 2019 Hycroft TRS should no longer be relied upon.

Technical Activities

During the first year ended of 2021, we continued to work alongside our industry leading consultants to provide additional and expanded information on the ore body and investigate opportunities for improvements in operating parameters for commercial scale operations at the Hycroft Mine. This information is critical in understanding the mineralogical properties of the deposit and ultimately the most economic processing technology for the various ore domains. Accordingly, we developed an approximate $10 million program for drilling and additional metallurgical and mineralogical studies in 2021 and early 2022. The drilling program was completed in January 2022, and the metallurgical test work portion of the program is expected to be completed in the early third quarter of 2022. Lab testing continues to be challenged by labor shortages and equipment availability. As of December 31, 2021, we have spent $7.3 million under the program.

Ongoing and future technical work for the Hycroft Mine will be primarily focused on the Acid Pressure Oxidation (“Acid POX”) milling for processing sulfide ore and completing the variability and metallurgical test work. We also plan to evaluate exploration opportunities targeting higher ore grades and expect to continue to advance the novel two-step heap oxidation and leap process (the “Novel Process”) as time and resources permit.

•	Exploration – We have identified exploration drilling opportunities to follow up on higher grade areas that would benefit from expanded drilling in order to convert inferred blocks to measured or indicated blocks, and areas that are prospective for higher grade material. We currently have plans to opportunistically and cost effectively drill these areas as we have drilling capacity with the drill rigs that were contracted to complete the variability drilling program.

•	Mill sulfide processing options – While our technical team continued to progress and develop an understanding of the requirements for implementing the Novel Process on a commercial scale, we received a completed peer reviewed report in the fourth quarter 2021 from one of our independent technical consultants stating that, for reasons outlined below as well as increased commodity costs, it did not appear that the proprietary two-stage oxidation and leaching process as detailed in the 2019 Hycroft TRS, will be economic as designed at current metal prices or those metal prices used in the 2019 Hycroft TRS. Based on scoping level economic analyses on multiple processing options completed by our technical team, together with independent engineering firms and consultants and on the currently contemplated designs and operating parameters of the alternative sulfide milling processes being studied, we completed pit optimization runs comparing the alternative processes. The comparative analysis indicated that using an Acid POX process should be significantly more economic than the alternatives. Therefore, we used the test results and documented recoveries from the Acid POX process in the financial determination of the mineral resource. These are documented in the 2022 Hycroft TRS.

•	Two-stage sulfide heap oxidation and leach process – As a result of challenges to consistently achieve targeted oxidation and recoveries from the Novel Process, our new technical and operating team, together with our industry leading metallurgical consultants, initiated detailed reviews of the technical information and prior work. We also had fresh samples of material from our Brimstone deposit metallurgically tested and launched a $10.0 million expanded variability drilling and metallurgical test program in late Q1 2021. While the variability metallurgical test work is on-going, the information to date supports our view that milling is likely the preferred method of processing sulfide ores at the Hycroft Mine. Additionally, while the chemistry of the two-stage sulfide oxidation and leach process has been confirmed, the commercial scale application of the process as currently understood will be economically challenged due to:

◦	Higher operating costs – In the field work on the pre-commercial test pads, higher levels of soda ash were being applied to oxidize the transitional ore, and inconsistencies in achieving the targeted oxidation levels across the ore body. The test work has confirmed soda ash consumption is significantly higher than what was estimated in the 2019 Hycroft TRS. Moreover, the cost of soda ash and other reagents has increased substantially since 2019, which will negatively impact operating costs.

◦	Higher capital costs – We identified a number of critical areas that had not been previously addressed in the 2019 Technical Report. These included 1) the logistical placement of large volumes of new run-of-mine material at the same time there is removal of material for preparation of the second stage, 2) the implementation of on/off pads to avoid comingling solutions on the leach pads, 3) addition of a material handling system, 4) an additional amalgamation circuit, and 5) an additional forced air injection pumping system. As a result, the necessary capital costs are expected to be materially higher than previously reported. Additionally, working capital is projected to be higher due to slower oxidation rates for some ores.

◦	Lower recoveries on some ores – After reviewing all the column tests and considering additional factors in measuring oxidation and recovery rates, we were not able to consistently replicate a strong correlation between oxidation rates and gold recoveries. We believe that more test work is required before implementing this process in a commercial setting.

◦	Finer crush size will be required – The results from the Brimstone samples demonstrated that heavy silicification caused the gold in pyrite to be surrounded in gangue material which precluded oxidation and leach solutions from accessing and liberating the precious metals in pyrite at a ½ inch crush size. We believe that a milling operation is needed to achieve the finer grind size required to liberate the pyrite and allow solution contact.

We currently believe that more test and development work is required to demonstrate that this Novel Process can be applied successfully on a commercial scale and the analysis to date indicates the process may not be amenable to all ore domains at the Hycroft Mine. For the near term, we currently plan to complete the following test work which is important and will benefit all processing methods for the Hycroft Mine:

•	Column test work – Column tests were being performed on sulfide ores mined during the year ended December 31, 2021 . These column tests will provide additional information for the Novel Process.

•	Variability test work – The variability test work that is underway is necessary for all commercial scale sulfide processing options. The test work includes a suite of laboratory tests designed to:

▪	understand the metallurgical characteristics of each geologic domain and their amenability to various processing technologies;

▪	understand the metallurgical characteristics of sulfide material below the water table;

▪	understand the role other minerals may play in the overall oxidation process;

▪	determine amenability to oxidation in each geologic domain; and

▪	establish a relationship between oxidation levels and gold recoveries across each geologic domain.

Unaudited Financial Update and Impairment Charges

During the fourth quarter of 2021 the Company discontinued pre-commercial scale mining at its Hycroft Mine and determined that Novel Process was not expected to be economic as currently designed. As a result, in February 2022 the Company filed the 2022 Hycroft TRS for the Hycroft Mine in accordance with the Modernization Rules, which included updated mineral resource estimates. As a result of management’s evaluation of these activities in conjunction with its plans and estimates, the Company expects to record material non-cash charges and reclassifications for the year ended December 31, 2021, as follows:

•	Capitalized costs associated with the metallurgical drilling and variability test work no longer qualify for capitalization because the Company did not report mineral reserves in the 2022 Hycroft TRS for the Hycroft Mine. As a result, $6.7 million of capitalized mine development costs were expensed to projects and development costs in the Consolidated Statement of Operations

•	The Company expects to record the following charges in its Consolidated Statement of Operations:

○	An impairment charge between $5.0 million and $6.0 million related to Ore on leach pads, non-current for gold ounces contained in the leach pad over liner;

○	An impairment charge between $3.5 million and $6.5 million related to supplies inventories which are a component of the Company’s Inventories;

○	An impairment charge between $1.5 million and $5.5 million related to Assets held for sale; and

○	Accelerated depreciation between $1.5 million to $2.0 million for the estimated decrease in the remaining capacity of in-service leach pads included in Plant, equipment and mine development, net.

•	The Company reclassified grinding mill assets not in use of $11.2 million and, in addition, expects to reclass between $0.2 million and $1.5 million for equipment included in Plant, equipment and mine development, net to Assets held for sale.

In addition, prior management committed to a long-term consignment commitment to purchase crusher liners for an aggregate $8.7 million over the period beginning in the third quarter of 2020 and ending in the second quarter of 2023. Under the consignment commitment, the consignor has delivered liners in the amount of $1.7 million to-date which will be included in Accounts payable and accrued liabilities as of December 31, 2021. As the Company does not currently plan to operate the crusher during the remainder of the consignment commitment period, Management is in discussions with the consignor to terminate the consignment commitment and negotiate the remaining $7.0 million outstanding consignment commitment. Depending on the outcome of the discussions, the Company may need to record an additional liability and corresponding charge which amount has not yet been determined. Management is also evaluating its disclosures and internal controls as they relate to this consignment commitment to determine whether it rises to the level of a significant deficiency or material weakness.

All of the items discussed above are unaudited and estimates of amounts the Company currently expects to record or disclose in its Annual Report on Form 10-K for the year ended December 31, 2021. The Company is working with its auditors to complete the year-end audit and anticipates filing its Annual Report on Form 10-K on or around March 31, 2022.

Drilling

The Hycroft mineral resource model includes data from 1981 to 2018 and includes 5,501 holes, representing 2,482,722 ft of drilling. There have been 5,576 drill holes reported completed in the Hycroft project area; some are water wells or are outside the resource model domain and were not applied to estimation. At this time, there are 5,323 drill holes in the resource model area of which 134 have been drilled to define stockpiles or the Crofoot leach pad.

Drill hole collar locations are shown in the figure below.

15,000 E
17,000 E
19,000 E
21,000 E
23,000 E
25,000 E
53,000 N
51,000 N
49,000 N
47,000 N
45,000 N
43,000 N
41,000 N
39,000 N
37,000 N
N
0 375 750 1125 1500
FEET
Hycroft Mining Corporation
DATE
01-26-22
DESIGN
DRAFTED
SCALE
1"=750'
Sept 2021, 2109 IMC Model
HOLE LOCATION MAP
INDEPENDENT
MINING CONSULTANTS, INC.
TUCSON, ARIZONA
REFERENCE NUMBER

Consistent with HMC’s suspension of mining operations and conducting only care and maintenance activities on the Hycroft Mine, during 2017 and through December 2018, only drilling to obtain ore for metallurgical testing purposes was conducted. In December 2018, HMC began confirmation drilling of certain sulfide ore stockpiles that we planned to mine.

Any expansion of the Hycroft Mine necessary to exploit any additional mineral resources that may be established through our exploration drilling program beyond the mineral resources in the 2022 Hycroft TRS, will require us to obtain all permits, approvals and consents of regulatory agencies responsible for the use and development of mines in Nevada.

Risk Factors

You should carefully review and consider the following risk factors and the other information contained in the Company’s filings with the SEC. Investing in our common stock or warrants is speculative and involves a high degree of risk due to the nature of our business and the present stage of exploration and advancement of our mineral properties. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. If any of those risks actually occur, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See also Cautionary Statement Regarding Forward-Looking Statements in this Current Report on Form 8-K. The following discussion should be read in conjunction with the Company’s financial statements and notes to the financial statements included in the Company’s most recent filings with the SEC.

Summary of Risk Factors:

The following list provides a summary our risk factors discussed in further detail below:

Risks related to changes in our operations at the Hycroft Mine including:

•	Risks associated with cessation of commercial mining operations at the Hycroft Mine;
•	Uncertainties concerning estimates of mineral resources;
•	Risks relating to a lack of a complete feasibility study; and
•	Risks related to our ability to re-establish commercially feasible mining operations.

Industry-related risks including:

•	Fluctuations in the prices of gold and silver;
•	Uncertainties relating to the COVID-19 pandemic;
•	The intense competition within the mining industry;
•	The commercial success of, and risks relating to, our development activities;
•	Uncertainties and risks related to our reliance on contractors and consultants;

•	Availability and cost of equipment, supplies, energy, or commodities;
•	The inherently hazardous nature of mining activities, including environmental risks;
•	Potential effects on our operations of U.S. federal and state governmental regulations, including environmental regulation and permitting requirements;
•	Uncertainties relating to obtaining or retaining approvals and permits from governmental regulatory authorities;
•	Cost of compliance with current and future government regulations, including environmental regulations;
•	Potential challenges to title in our mineral properties;
•	Our insurance may not be adequate to cover all risks associated with our business, or cover the replacement costs of our assets or may not be available for some risks;
•	Risks associated with proposed legislation in Nevada that could significantly increase the costs or taxation of our operations; and
•	Changes to the climate and regulations and pending legislation regarding climate change.

Business-related risks including:

•	Risks related to our liquidity and going concern considerations;
•	Risks related to our ability to raise capital on favorable terms or at all;
•	The loss of key personnel or our failure to attract and retain personnel;
•	Risks related to our substantial indebtedness, including operating and financial restrictions under existing indebtedness, cross acceleration and our ability to generate sufficient cash to service our indebtedness;
•	The costs related to our land reclamation requirements;
•	Risks related to technology systems and security breaches;

•	Any failure to remdiate any possible litigation as a result of a material weakness in our internal controls over financial reporting; and

•	Risks that our principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval.

Risks related to our common stock and warrants, including:

•	Volatility in the price of our common stock and warrants;
•	Risks relating to potential dilution as a result of future equity offerings;
•	Risks associated with future offerings of senior debt or equity securities
•	Risks relating to our delisting notice from Nasdaq;
•	Risks that warrants may expire worthless and that certain warrants are being accounted for as a liability;
•	Anti - takeover provisions could make a third-party acquisition of us difficult; and
•	Risks related to limited access to our financial information, as we have elected to take advantage of the disclosure requirement exemptions granted to emerging growth companies and smaller reporting companies.

Risks Related to Changes in Hycroft Mine Operations

We have mineral resources at the Hycroft Mine but they may not be brought into production.

We are not currently conducting commercial mining operations at the Hycroft Mine. There is no certainty that the mineral resources estimated at the Hycroft Mine will be mined or, if mined, processed profitably. We have no specific plans and cannot currently predict when we will be able to bring the Hycroft Mine back into production. The commercial viability of the Hycroft Mine is dependent on a number of factors, including metal prices, the availability of and ability to raise capital for development, government policy and regulation and environmental protection, which are beyond our control. We may not generate commercial-scale revenues until we bring the Hycroft Mine back into production.

The figures for our mineral resources are estimates based on interpretation and assumptions and the properties may yield less mineral production or less profit under actual conditions than is currently estimated.

Unless otherwise indicated, mineral resource figures in our filings with the SEC, press releases and other public statements that may be made from time to time are based upon estimates made by our personnel and independent geologists. These estimates are imprecise and depend upon geologic interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be inaccurate. There can be no assurance that resource or other mineralization figures will be accurate or that this mineralization could be mined or processed profitably.

Because we have not completed a feasibility study or recommenced commercial production at the Hycroft Mine, mineral resource estimates for our properties may require adjustments or downward revisions based upon further exploration or advancement work or actual production experience. In addition, the grade of ore ultimately mined, if any, may differ from that indicated by drilling results. There can be no assurance that recovery of minerals in small-scale tests will be duplicated in large-scale tests under on-site conditions or in production scale.

Until mineral resources are mined and processed, the quantity of ore and grades must be considered as an estimate only. In addition, the quantity of mineral resources may vary depending on metal prices, which largely determine whether mineral resources are classified as ore (economic to mine) or waste (uneconomic to mine). Current mineral resource estimates were calculated using sales prices of $1,800 per ounce of gold price and $23.00 per ounce of silver. A material decline in the current price of gold or silver or material changes in our processing methods or cost assumptions could require a reduction in our mineral resource estimates. Any material reductions in estimates of mineral resources, or of our ability to upgrade these mineral resources to mineral reserves and extract these mineral resources, could have a material adverse effect on the our prospects and could restrict our ability to successfully implement our strategies for long-term growth. In addition, we can provide no assurance that gold and silver recoveries experienced in small-scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production.

We have not completed a feasibility study for the proposed processing method for the Hycroft Mine and actual capital costs, operating costs, production and economic returns may differ significantly from those the Company has anticipated. There are no assurances future advancement activities by the Company, if any, will lead to a favorable feasibility study or profitable mining operations.

We have completed and issued the 2022 Hycroft TRS with an effective date of February 18, 2022 which was prepared in accordance with the Modernization Rules which replaced the prior Heap Leaching Feasibility Study, prepared in accordance with the requirements of the Modernization of Property Disclosures for Mining Registrants, with an effective date of July 31, 2019 (the “2019 Hycroft Technical Report Summary”). The 2022 Hycroft Technical Report is an initial assessment and is not a feasibility study for the Hycroft Mine. Typically a company will not make a production decision until it has completed a feasibility study. Feasibility studies derive estimates of cash operating costs based upon, among other things:

●	anticipated tonnage, grades and metallurgical characteristics of the mineral reserves to be mined and processed;

●	anticipated recovery rates of gold and other metals from the mineral reserves;

●	cash operating costs of comparable facilities and equipment; and

●	anticipated climatic conditions and environmental protection measures.

Completing a feasibility study of the Hycroft Mine will require significant additional work and study in order to reduce the range of uncertainty associated with the study’s estimates and conclusions. Cash operating costs, production and economic returns, and other estimates contained in studies or estimates prepared by or for us may differ significantly from those anticipated by us and estimated costs as they are developed if too high may result in further delays or cancellation of advancement at the Hycroft Mine.

There is no certainty that a feasibility study for the Hycroft Mine will be completed or, if completed, that it will result in sufficiently favorable estimates of the economic viability of the Hycroft Mine to justify a construction decision.

We may not be able to successfully re-establish mining operations or profitably produce precious metals.

We have no ongoing commercial mining operations or sustaining revenue from the care and maintenance processing operations currently conducted at the Hycroft Mine. Mineral exploration and advancement involves a high degree of risk and few properties that are explored are ultimately developed into producing mines. The future advancement of the Hycroft Mine will require obtaining permits and financing and the construction and operation of the mine, processing plants and related infrastructure. Our ability to establish mining operations or profitably produce precious metals from the Hycroft Mine will be affected by:

●	timing and cost, which can be considerable, of the construction of additional mining and processing facilities;

●	availability and costs of skilled labor and mining equipment;

●	availability and cost of appropriate smelting and/or refining arrangements;

●	need to obtain necessary additional environmental and other governmental approvals and permits, and the timing of those approvals and permits;

●	availability of funds to finance equipment purchases, construction and advancement activities;

●	management of an increased workforce and co-ordination of contractors;

●	potential opposition from non-governmental organizations, environmental groups, or local groups which may delay or prevent advancement activities; and

●	potential increases in construction and operating costs due to changes in the cost of fuel, power, labor, materials and supplies and foreign exchange rates.

It is common in new mining operations to experience unexpected problems and delays during advancement, construction and mine start-up. In addition, delays in the commencement of mineral production often occur. Accordingly, there are no assurances that, if we decide to initiate construction or mining activities, that we will be able to successfully establish mining operations or profitably produce gold and silver at the Hycroft Mine.

Industry-Related Risks

The market prices of gold and silver are volatile. A decline in gold and silver prices could result in decreased revenues, decreased net income, increased losses and decreased cash inflows which may negatively affect our business.

Gold and silver are commodities. Their prices fluctuate and are affected by many factors beyond our control, including interest rates, expectations regarding inflation, speculation, currency values, central bank activities, governmental decisions regarding the disposal of precious metals stockpiles, global and regional demand and production, political and economic conditions and other factors. The prices of gold and silver, as quoted by The London Bullion Market Association on March 11, 2022, December 31, 2021 and December 31, 2020, were $1,979, $1,820 and $1,891 per ounce for gold, respectively, and $25.66, $23.09 and $26.49 per ounce for silver, respectively. The prices of gold and silver may decline in the future. A substantial or extended decline in gold or silver prices would adversely impact our ability to profitably conduct mining operations and our financial position, revenues, net income and cash flows. In addition, sustained lower gold or silver prices may:

•	halt, delay, modify, or cancel plans for the development and construction of facilities to restart mining operations at the Hycroft Mine;
•	reduce existing mineral resources by removing ores from mineral resources that can no longer be economically processed at prevailing prices; and
•	cause us to recognize an impairment to the carrying values of long-lived assets.

The COVID-19 pandemic may adversely impact our business and financial condition.

The COVID-19 pandemic has caused, and is expected to continue to cause, disruptions in regional economies and the world economy and financial and commodity markets in general. The transmission of COVID-19 and efforts to contain its spread have resulted in international, national and local border closings, travel restrictions, significant disruptions to business operations, supply chains and customer activity and demand, service cancellations, workforce reductions and other changes, significant challenges in healthcare service provision and delivery, mandated closures and quarantines, as well as considerable general concern and uncertainty, all of which have negatively affected the economic environment and may in the future have further and larger impacts. The full extent of the impact of the pandemic on the economy and commodity prices, including gold and silver prices, is not known at this time and it is not known what measures will be implemented by governmental authorities in the future and how long these measures, or the measures currently in effect, will be in place. The COVID-19 global pandemic and efforts to reduce its spread have led to a significant decline of economic activity and significant disruption and volatility in global markets. Additionally, COVID-19 has disrupted the capital markets world-wide and commodity prices, including gold prices, and we may be unable to complete future capital raising transactions if continued concerns relating to COVID-19 cause further significant market disruptions. We cannot at this time predict the duration of the coronavirus pandemic or the impact of government regulations that might be imposed in response of the pandemic; however, the coronavirus pandemic may have a material adverse effect on our business, financial position, results of operations and cash flows.

We face intense competition in the mining industry.

The mining industry is intensely competitive, and includes several large established mining companies with substantial mining capabilities and with greater financial and technical resources than ours. We compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully attract and retain qualified employees, our development programs and/or our operations may be slowed down or suspended, which may adversely impact our development, financial condition and results of operations.

We cannot be certain that our future development activities will be commercially successful.

Substantial expenditures are required to construct and operate the Hycroft Mine including additional equipment and infrastructure such as is typically seen in a milling and Acid POX plant to allow for extraction of gold and silver from the sulfide mineral resource, to further develop our Hycroft Mine to establish mineral reserves and identify new mineral resources through drilling and analysis. In 2022, we expect to continue to advance the Acid POX evaluation reflected in the Initial Assessment in the 2022 Hycroft TRS. In conjunction with that Initial Assessment, we intend to focus much of our technical efforts for 2022 on, among other things, (1) complete metallurgical testing including bench top autoclave tests and review the results thereof; (2) reviewing historical drilling data in the drillhole database to identify areas of potential underestimated silver and improve where applicable through rerunning available pulps; (3) follow-up on higher grades encountered during the 2021 drill program to improve overall grade of mineral resources; (4) assessing the potential to convert material currently considered waste and upgrade inferred material to a higher resource classification in the designed pits through a limited drill program and initiate said program. We cannot provide assurance that an economic process can be developed for the sulfide resource using Acid POX or other similar sulfide extraction processes, that any mineral resources discovered will be in sufficient quantities and grades to justify commercial operations or that the funds required for development can be obtained on a timely or economic basis. A number of factors, including costs, actual mineralization, consistency and reliability of ore grades and commodity and reagent quantities and prices affect successful project development. The efficient operation of processing facilities, the existence of competent operational management, as well as the availability and reliability of appropriately skilled and experienced consultants also can affect successful project development. We can provide no assurance that the development and advancement of the Hycroft Mine sulfide processing operations will result in economically viable mining operations or yield mineral reserves or new mineral resources.

Our reliance on third party contractors and consultants to conduct our exploration and development projects exposes us to risks.

In connection with the exploration and development of the Hycroft Mine, we contract and engage third party contractors and consultants to assist with aspects of such projects. As a result, we are subject to a number of risks, some of which are outside our control, including:

•	negotiating agreements with contractors and consultants on acceptable terms;

•	the inability to replace a contractor or consultant and their operating equipment in the event that either party terminates the agreement;

•	reduced control over those aspects of exploration or development operations which are the responsibility of the contractor or consultant;

•	failure of a contractor or consultant to perform under their agreement or disputes relative to their performance;

•	interruption of exploration or development operations or increased costs in the event that a contractor or consultant ceases their business due to insolvency or other unforeseen events;

•	failure of a contractor or consultant to comply with applicable legal and regulatory requirements, to the extent they are responsible for such compliance; and

•	problems of a contractor or consultant with managing their workforce, labor unrest or other employment issues.

In addition, we may incur liability to third parties as a result of the actions of our contractors or consultants. The occurrence of one or more of these risks could increase our costs, interrupt or delay our exploration or development activities or our ability to access our ores, and adversely affect our liquidity, results of operations and financial position.

A shortage of equipment and supplies and/or the time it takes such items to arrive at our Hycroft Mine could adversely affect our ability to operate our business.

We are dependent on various supplies and equipment to engage in exploration and development activities. The shortage of such supplies, equipment and parts and/or the time it takes such items to arrive at our Hycroft Mine could have a material adverse effect on our ability to explore and develop the Hycroft Mine. Such shortages could also result in increased costs and cause delays in exploration and development projects.

Mining development and processing operations pose inherent risks and costs that may negatively impact our business.

Mining development and processing operations involve many hazards and uncertainties, including, among others:

•	metallurgical or other processing problems;
•	ground or slope failures;
•	industrial accidents;
•	unusual and unexpected rock formations or water conditions;
•	environmental contamination or leakage;
•	flooding and periodic interruptions due to inclement or hazardous weather conditions or other acts of nature;
•	fires;
•	seismic activity;
•	pandemics adversely affecting the availability of workforces and supplies;
•	mechanical equipment failure and facility performance problems; and
•	the availability of critical materials, equipment and skilled labor.

These occurrences could result in damage to, or destruction of, our properties or production facilities, personal injury or death, environmental damage, delays in future mining or processing, increased future production costs, asset write downs, monetary losses and legal liability, any of which could have a material adverse effect on our future development plans and ability to raise additional capital.

Environmental regulations could require us to make significant expenditures or expose us to potential liability.

To the extent we become subject to environmental liabilities, the payment of such liabilities or the costs that we may incur, including costs to remedy environmental pollution, would reduce funds otherwise available to us and could have a material adverse effect on our financial condition, results of operations, and liquidity. If we are unable to fully remedy an environmental violation or release of hazardous substances, we might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy or corrective action. The environmental standards that may ultimately be imposed at a mine site can vary and may impact the cost of remediation. Actual remedial costs may exceed the financial accruals that have been made for such remediation. Additionally, the timing of the remedial costs may be materially different from the current remediation plan. The potential exposure may be significant and could have an adverse effect on our financial condition and results of operations.

Moreover, governmental authorities and private parties may bring lawsuits based upon damage to property or natural resources and injury to persons resulting from the environmental, health and safety impacts of our past and current operations, which could lead to the imposition of substantial fines, remediation costs, penalties, injunctive relief and other civil and criminal sanctions. Substantial costs and liabilities, including those required to restore the environment after the closure of mines, are inherent in our operations. We cannot provide any assurance that any such law, regulation, enforcement or private claim will not have a negative effect on our business, financial condition or results of operations.

We are subject to numerous governmental permits that are difficult to obtain and we may not be able to obtain or renew all of the permits we require, or such permits may not be timely obtained or renewed.

In the ordinary course of business we are required to obtain and renew governmental permits for our current limited operations at the Hycroft Mine. We will also need additional governmental permits to accomplish our long-term plans to mine sulfide ores under plans yet to be developed. Obtaining or renewing the necessary governmental permits is a complex and time-consuming process involving costly undertakings by us. The duration and success of our efforts to obtain and renew permits are contingent upon many variables not within our control, including the interpretation of applicable requirements implemented by the permitting authority and intervention by third parties in any required environmental review. We may not be able to obtain or renew permits that are necessary on a timely basis or at all, and the cost to obtain or renew permits may exceed our estimates. Failure to comply with the terms of our permits may result in injunctions, fines, suspension or revocation of permits and other penalties. We can provide no assurance that we have been, or will at all times be, in full compliance with all of the terms of our permits or that we have all required permits. The costs and delays associated with compliance with these permits and with the permitting process could alter all or a portion of our life of mine plan, delay or stop us from proceeding with the development of the Hycroft Mine or increase the costs of development or production, any or all of which may materially adversely affect our business, prospects, results of operations, financial condition and liquidity.

Failure to comply with environmental regulations could result in penalties and costs.

While the Hycroft Mine is not conducting active mining operations, our facilities and prior operations have been and are, and our future development plans may continue to be, subject to extensive federal and state environmental regulation, including those enacted under the following laws:

•	Comprehensive Environmental Response, Compensation, and Liability Act;
•	Resource Conservation and Recovery Act;
•	Clean Air Act;
•	National Environmental Policy Act;
•	Clean Water Act;
•	Safe Drinking Water Act;
•	Federal Land Policy and Land Management Act; and
•	Bald and Golden Eagle Protection Act;

Additional regulatory authorities may also have or have had jurisdiction over some of our operations and mining projects including the Environmental Protection Agency, the Nevada Division of Environmental Protection, the U.S. Fish and Wildlife Service, BLM, and the Nevada Department of Wildlife.

These environmental regulations require us to obtain various permits, approvals and licenses and also impose standards and controls relating to development and production activities. For instance, we are required to hold a Nevada Reclamation Permit with respect to the Hycroft Mine. This permit mandates concurrent and post-mining reclamation of mines and requires the posting of reclamation bonds sufficient to guarantee the cost of mine reclamation. Changes to the amount required to be posted for reclamation bonds could materially affect our financial position, results of operations, cash flows and liquidity following consummation of the business combination. Also, the U.S. Fish and Wildlife Service may designate critical habitat and suitable habitat areas it believes are necessary for survival of a threatened or endangered species. A critical habitat or suitable habitat designation could result in further material restrictions to land use and may materially delay or prohibit land access for our development. For example, we had to obtain certain permits associated with mining in the area of an eagle habitat. Failure to obtain such required permits or failure to comply with federal and state regulations could also result in delays in beginning or expanding exploration, future operations, incurring additional costs for investigation or cleanup of hazardous substances, payment of penalties for non-compliance or discharge of pollutants, and post-mining closure, reclamation and bonding, all of which could have a material adverse impact on our financial performance, results of operations and liquidity.

Compliance with current and future government regulations may cause us to incur significant costs.

Mining operations are subject to extensive federal and state legislation governing matters such as mine safety, occupational health, labor standards, prospecting, exploration, production, exports, toxic and hazardous substances, explosives, management of natural resources, land use, water use, air emissions, waste disposal, environmental review and taxes. While we have ceased operations at the Hycroft Mine, continued compliance with these regulations and other legislation relating to our obligations with respect to the Hycroft Mine and its future development could require us to make significant financial outlays to comply with these laws. The enactment of new legislation or more stringent enforcement of current legislation may also increase these costs, which could have a negative effect on our financial position, results of operations, and liquidity. We cannot provide any assurances that we will be able to adapt to these regulatory developments on a timely or cost-effective basis. Violations of these laws, regulations and other regulatory requirements could lead to substantial fines, penalties or other sanctions, including possible shutdown of future operations, as applicable.

There are uncertainties as to title matters in the mining industry. Any defects in such title could cause us to lose our rights in mineral properties and jeopardize our business.

Our mineral properties consist of private mineral rights, leases covering private lands, leases of patented mining claims and unpatented mining claims. Areas of the Hycroft Mine are unpatented mining claims located on lands administered by the Bureau of Land Management (“BLM”), Nevada State office to which we have only possessory title. Because title to unpatented mining claims is subject to inherent uncertainties, it is difficult to determine conclusively ownership of such claims. These uncertainties relate to such things as sufficiency of mineral discovery, proper location and posting and marking of boundaries, and possible conflicts with other claims not determinable from descriptions of record. We believe a substantial portion of all mineral exploration, development and mining in the United States now occurs on unpatented mining claims, and this uncertainty is inherent in the mining industry.

The present status of our unpatented mining claims located on public lands allows us the right to mine and remove valuable minerals, such as precious and base metals, from the claims conditioned upon applicable environmental reviews and permitting programs. We also are generally allowed to use the surface of the land solely for purposes related to mining and processing the mineral-bearing ores. However, legal ownership of the land remains with the United States. We remain at risk that the mining claims may be forfeited either to the United States or to rival private claimants due to failure to comply with statutory requirements. Prior to 1994, a mining claim locator who was able to prove the discovery of valuable, locatable minerals on a mining claim, and to meet all other applicable federal and state requirements and procedures pertaining to the location and maintenance of federal unpatented mining claims, had the right to prosecute a patent application to secure fee title to the mining claim from the Federal government. The right to pursue a patent, however, has been subject to a moratorium since October 1994, through federal legislation restricting the BLM from accepting any new mineral patent applications. If we do not obtain fee title to our unpatented mining claims, we can provide no assurance that we will be able to obtain compensation in connection with the forfeiture of such claims.

There may be challenges to title to the mineral properties in which we hold a material interest. If there are title defects with respect to any properties, we might be required to compensate other persons or perhaps reduce our interest in the affected property. Also, in any such case, the investigation and resolution of title issues would divert our management’s time from ongoing business operations.

Our insurance may not cover all of the risks associated with our business.

The mining business is subject to risks and hazards, including, but not limited to, environmental hazards, industrial accidents, the encountering of unusual or unexpected geological formations, slide-ins, flooding, earthquakes and periodic interruptions due to inclement or hazardous weather conditions. These occurrences could result in damage to, or destruction of, mineral properties, equipment or facilities, personal injury or death, environmental damage, asset write-downs, monetary losses and possible legal liability. Insurance fully covering many of these risks is not generally available to us and if it is, we may elect not to obtain it because of the high premium costs or commercial impracticality. Any liabilities incurred for these risks and hazards could be significant and could materially and adversely affect our results of operations, cash flows and financial condition.

Legislation has been proposed periodically that could, if enacted, significantly affect the cost of mine development on our unpatented mining claims.

Members of the U.S. Congress have periodically introduced bills which would supplant or alter the provisions of the Mining Law of 1872. Such bills have proposed, among other things, to either eliminate or greatly limit the right to a mineral patent and to impose a federal royalty on production from unpatented mining claims. Such proposed legislation could change the cost of holding unpatented mining claims and could significantly impact our ability to develop mineralized material on unpatented mining claims. A majority of our mining claims are unpatented claims. Although we cannot predict what legislated royalties might be, the enactment of these proposed bills could adversely affect the potential for development of our unpatented mining claims and the economics of any future mine operations on federal unpatented mining claims. Passage of such legislation could adversely affect our financial performance and results of operations.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. Legislation and increased regulation regarding climate change could materially increase our costs, and the costs of our suppliers, for further exploration and development of the Hycroft Mine, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such regulations. Given the emotion, political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation.

Climate change could have an adverse impact on our cost of operations.

The potential physical impacts of climate change on our development activities or future operations are highly uncertain and would be particular to the area in which we operate. These climate changes may include changes in rainfall and storm patterns and intensities, water shortages and changing temperatures. These changes in climate could adversely affect our mining operations, including by affecting the moisture levels and pH of ore on our leach pads, could materially and adversely affect the cost to construct and operate the Hycroft Mine and materially and adversely affect the financial performance of our operations.

Business-Related Risks

Our consolidated interim financial statements have been prepared assuming we will continue on a going concern basis and if our plans to alleviate the substantial doubt about our ability to continue as a going concern are not successful, we may be unable to continue as a going concern, which would have a material adverse effect on our results of operations and financial condition.

The financial statements of the Company have been prepared on a “going concern” basis, which contemplates the presumed continuation of the Company even though events and conditions exist that, when considered individually or in the aggregate, raise substantial doubt about our ability to continue as a going concern because it is probable that, without additional capital injections, we may be unable to meet our obligations as they become due within one year after the date of such financial statements.

We ceased active mining operations in November 2020 and incurred net losses, negative operating cash flow and required cash flow from financing to meet our operating and capital spending needs for both the years ended December 31, 2021 and 2020. Historically, the Company has been dependent on various forms of debt and equity financing to fund its business.

While the Company plans to continue processing the remaining gold and silver ore on the leach pads after ceasing mining operations for the pre-commercial scale ROM operation and partially offset the cash that is projected to be used in its operations and investing activities, the Company does not expect to generate net positive cash for the foreseeable future. Accordingly, the Company will be dependent on its unrestricted cash and other sources of cash to fund its business. The Company is actively evaluating alternatives to raise additional capital necessary to fund future development and ongoing working capital needs.

Our ability to continue as a going concern is contingent upon securing additional funding for working capital, capital and project expenditures, satisfying debt covenants required under the Sprott Credit Agreement, and other corporate expenses so that we can continue to develop the Hycroft Mine by conducting targeted exploration and completing the necessary technical studies to determine the likely timeline to bring the sulfides into commercial scale operation. Management’s expectations regarding our liquidity and capital resources are based on a number of assumptions that we believe are reasonable, but could prove to be incorrect. For example, our expectations are based on assumptions regarding commodity prices, gold and silver recovery percentages and rates, production estimates, timing of oxidation, anticipated costs and other factors that are subject to a number of risks, many of which are beyond our control. If our assumptions prove to be incorrect, we may require additional financing sooner than we expect to continue to operate our business, which may not be available on favorable terms or at all and which could have a material adverse effect on our results of operations, financial condition and liquidity.

We may need to raise additional capital, but such capital may not be available on favorable terms or at all

The exploration and development of our Hycroft Mine for mining and processing our mineral resources will require significant investment. Failure to obtain sufficient financing may result in the delay or indefinite postponement of exploration, development or production at the Hycroft Mine. The covenants in the Sprott Credit Agreement could significantly limit our ability to secure new or additional credit facilities, increase our cost of borrowing, and make it difficult or impossible to raise additional capital on favorable terms or at all.

Our primary future cash requirements for 2022 will be to fund working capital needs, capital and project expenditures, satisfying debt covenants required under the Sprott Credit Agreement, and other corporate expenses so that we can continue to develop the Hycroft Mine by conducting targeted exploration and completing the necessary technical studies to determine the likely timeline to bring the sulfides into commercial scale operation. As of December 31, 2021 we had cash of $12.3 million (unaudited). We currently expect to fund negative net cash flows from cash on hand during the fiscal year ending December 31, 2022. You are cautioned that management’s expectations regarding our liquidity and capital resources are based on a number of assumptions that we believe are reasonable but could prove to be incorrect. For example, our expectations are based on assumptions regarding commodity prices, gold and silver recovery percentages and rates, production estimates, anticipated costs and other factors that are subject to a number of risks, many of which are beyond our control. If our assumptions prove to be incorrect, we may require additional financing sooner than we expect to continue to operate our business, which may not be available on favorable terms or at all and which could have a material adverse effect on our results of operations, financial condition and liquidity.

If we lose key personnel or are unable to attract and retain additional personnel, we may be unable to develop our business.

Our development in the future will be highly dependent on the efforts of key management employees, specifically, Diane Garrett, our President and Chief Executive Officer, Stanton Rideout, our Executive Vice President and Chief Financial Officer, and other key employees that we may hire in the future. We will need to recruit and retain other qualified managerial and technical employees to build and maintain our operations. If we are unable to successfully recruit and retain such persons, our development and growth could be significantly curtailed.

The Sprott Credit Agreement imposes significant operating and financial restrictions that may limit our ability to operate our business.

The Sprott Credit Agreement imposes significant operating and financial restrictions on us and our restricted subsidiaries. These restrictions limit our ability and the ability of our restricted subsidiaries to, among other things, as applicable:

•	incur additional debt;
•	pay dividends or make other restricted payments, including certain investments;
•	create or permit certain liens;
•	sell assets;
•	engage in certain transactions with affiliates; and
•	consolidate or merge with or into other companies, or transfer all or substantially all of our assets or the assets of our restricted subsidiaries.

These restrictions could limit our ability to finance our future operations or capital needs, make acquisitions or pursue available business opportunities.

In addition, the Sprott Credit Agreement requires us to comply with a number of customary covenants, including:

•	covenants related to the delivery of monthly, quarterly and annual financial statements, budgets and annual projections;
•	maintaining required insurance;
•	compliance with laws (including environmental);
•	compliance with ERISA;
•	maintenance of ownership of 100% of Hycroft Mine;
•	restrictions on consolidations, mergers or sales of assets;
•	limitations on liens;
•	limitations on issuance of certain equity interests;
•	limitations on issuance of additional indebtedness;
•	limitations on transactions with affiliates; and
•	other customary covenants.

We have received several waivers to date from covenant obligations under the Sprott Credit Agreement. We cannot assure you that we will satisfy these covenants or that our lenders will continue to waive any future failure to do so. A breach of any of the covenants under the Sprott Credit Agreement could result in a default. See Note 9 — Debt and Note 22 – Subsequent Events in the Notes to the Financial Statements included in our Quarterly Report on Form 10-Q for the Quarterly period ended September 30, 2021 filed with the SEC on November 12, 2021 for further information. If a default occurs under the Sprott Credit Agreement and/or the Royalty Agreement among Hycroft Mining Holding Corporation, its wholly owned subsidiary Hycroft Resources and Development, LLC and Sprott Private Resource Lending II (CO) Inc., (the “Sprott Royalty Agreement”), the lenders could elect to declare the debt, together with accrued interest and other fees, to be immediately due and payable and proceed against the collateral securing that debt, which, in the case of the Sprott Credit Agreement and the Sprott Royalty Agreement, constitutes all or substantially all of our assets.

Our substantial indebtedness could adversely affect our financial condition.

As of December 31, 2021, we had substantial outstanding indebtedness under the Sprott Credit Agreement and the Subordinated Notes. Subject to the limits and terms contained in the Sprott Credit Agreement, if we are able to incur additional debt or grant additional security interests from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes, then the risks related to our high level of debt could intensify. Our high level of debt and royalty payment obligations could:

•	make it more difficult for us to satisfy our obligations with respect to our outstanding debt;

•	require a substantial portion of our cash flows to be dedicated to debt service and/or royalty payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•	increase our vulnerability to commodity price volatility, including increases in prices of commodities that we purchase and decreases in prices of gold and silver that we sell, each as part of our operations, general adverse economic and industry conditions;

•	limit our flexibility in planning for and reacting to changes in the industry in which we compete;

•	place us at a disadvantage compared to other, less leveraged competitors; and

•	increase our cost of borrowing.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under our debt, and the price of our common stock. The Sprott Credit Agreement contains restrictive covenants that limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of nearly all of our debt.

If we default on our obligations to pay any of our indebtedness or otherwise default under the agreements governing our indebtedness, lenders could accelerate such debt and we may be subject to restrictions on the payment of our other debt obligations or cause a cross-acceleration.

Any default under the agreements governing our indebtedness that is not waived by the required lenders or holders of such indebtedness, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on other debt instruments. If we are unable to generate sufficient cash flow or are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness and royalty payment obligations, or if we otherwise fail to comply with the various covenants in any agreement governing our indebtedness, we would be in default under the terms of the agreements governing such indebtedness and other indebtedness under the cross- default and cross-acceleration provisions of such agreements. In the event of such default:

•	the lenders or holders of such indebtedness could elect to terminate any commitments thereunder, declare all the funds borrowed thereunder to be due and payable and, if not promptly paid, in the case of our secured debt, institute foreclosure proceedings against our assets; and

•	even if these lenders or holders do not declare a default, they may be able to cause all of our available cash to be used to repay indebtedness owed to them.

As a result of such default and any actions the lenders may take in response thereto, we could be forced into bankruptcy or liquidation.

We may not be able to generate sufficient cash to service our outstanding indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on our debt and royalty obligations or refinance our debt obligations (if necessary) depends on our financial condition, which is subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control, including the market prices of gold and silver. We may be unable to maintain a level of cash flow sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness and our royalty obligations.

If our cash flows and capital resources are insufficient to fund our debt service obligations and our royalty obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets, seek additional debt or equity capital or restructure or refinance our indebtedness. We may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The Sprott Credit Agreement restricts our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise debt to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service and royalty payment obligations then due.

Our inability to generate sufficient cash flows to satisfy our debt and royalty obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations.

If we cannot make scheduled payments on our debt, we will be in default and the lenders under the Sprott Credit Agreement and the Sprott Royalty Agreement could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation.

Land reclamation requirements for the Hycroft Mine may be burdensome and expensive and include requirements that we provide financial assurance supporting those requirements.

Land reclamation requirements are generally imposed on companies with mining operations in order to minimize long-term effects of land disturbance. Reclamation may include requirements to control dispersion of potentially deleterious effluents, treat ground and surface water to drinking water standards, and reasonably re-establish pre-disturbance landforms and vegetation.

In order to carry out reclamation obligations imposed on us in connection with our activities, we must allocate financial resources that might otherwise be spent on further development programs. We have established a provision for our reclamation obligations on the Hycroft Mine property, as appropriate, but this provision may not be adequate. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

We are also required by U.S. federal and state laws and regulations to provide financial assurance sufficient to allow a third party to implement approved reclamation plans for the Hycroft Mine if we are unable to do so. Third party financial assurances may not be available to us or we may elect not to obtain it because of the high costs, associated collateral requirements may be too expensive or it may be commercially impractical which could adversely affect our financial position.

We are dependent upon information technology systems that are subject to disruption, damage, failure and risks associated with implementation and integration.

We are dependent upon information technology systems in the conduct of our operations. Our information technology systems are subject to disruption, damage or failure from a variety of sources, including, without limitation, computer viruses, security breaches, cyber-attacks, natural disasters and defects in design. Cybersecurity incidents, in particular, are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, extortion to prevent or the unauthorized release of confidential or otherwise protected information and the corruption of data. Given the unpredictability of the timing, nature and scope of information technology disruptions, we could potentially be subject to production downtimes, operational delays, extortion, the compromising of confidential or otherwise protected information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks or financial losses from remedial actions, any of which could have a material adverse effect on our cash flows, financial condition or results of operations.

We could also be adversely affected by system or network disruptions if new or upgraded information technology systems are defective, not installed properly or not properly integrated into our operations. System modification failures could have a material adverse effect on our business, financial position and results of operations and could, if not successfully implemented, adversely impact the effectiveness of our internal controls over financial reporting.

We have identified a material weakness in our internal control over financial reporting and determined that our disclosure controls and procedures were ineffective which, if not remediated, may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations.

In connection with the restatement of our financial statements on Form 10-K/A for the year ended December 31, 2020, management concluded there was a material weakness in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements would not be prevented or detected on a timely basis.

Management identified a material weakness in our controls over the accounting for the 5-Year Private Warrants issued in connection with the initial public offering of MUDS and recorded to our consolidated financial statements as a result of the Recapitalization Transaction that was consummated on May 29, 2020. Our controls to evaluate the accounting for complex financial instruments, such as for warrants issued by MUDS, did not operate effectively to appropriately apply the provisions of ASC 815-40. This material weakness resulted in a material error in our accounting for the 5-Year Private Warrants recorded as part of the Recapitalization Transaction and a restatement of our previously issued financial statements as more fully described in Note 25 - Restatement of Previously Issued Financial Statements to the Notes to Consolidated Financial Statements set forth in our Annual Report on Form 10-K/A for the year ended December 31, 2020. As a result, Management concluded that, as of December 31, 2020, our internal control over financial reporting and our disclosure controls and procedures were not effective.

To remediate the material weakness in our internal control over financial reporting, management implemented additional review procedures, and additional training and enhancements to the accounting policy related to the accounting for equity and liability instruments (including those with warrants) to determine proper accounting in accordance with GAAP.

Although our remediation plan has been implemented and is expected to be completed as of the filing date of our Annual Report on Form 10-K for the year ended December 31, 2021, the material weakness cannot be considered remediated until the controls operate for a sufficient period and management has concluded, through testing, that our internal controls are operating effectively. While management believes that the remedial efforts will resolve the identified material weakness, there is no assurance that management’s remedial efforts conducted to date will be sufficient or that additional remedial actions will not be necessary. In addition, there can be no assurance that additional material weaknesses will not be identified in the future. If we are unsuccessful in remediating our existing or any future material weaknesses or other deficiencies in our internal control over financial reporting or disclosure controls and procedures, investors may lose confidence in our financial reporting and the accuracy and timing of our financial reporting and disclosures and our business, reputation, results of operations, liquidity, financial condition, ability to access the capital markets, perceptions of our creditworthiness, and stock price could be adversely affected. In addition, we may be unable to maintain or regain compliance with applicable securities laws or stock market listing requirements.

In addition, there can be no assurance that additional material weaknesses will not be identified in the future. If we are unsuccessful in remediating our existing or any future material weaknesses or other deficiencies in our internal control over financial reporting or disclosure controls and procedures, investors may lose confidence in our financial reporting and the accuracy and timing of our financial reporting and disclosures and our business, reputation, results of operations, liquidity, financial condition, ability to access the capital markets, perceptions of our creditworthiness, and stock price could be adversely affected. In addition, we may be unable to maintain or regain compliance with applicable securities laws or stock market listing requirements.

The three largest stockholders of the Company are able to exert significant influence over matters submitted to stockholders for approval, which could delay or prevent a change in corporate control or result in the entrenchment of management or the Board of Directors, possibly conflicting with the interests of our other stockholders.

As of March 15, 2022, Mudrick Capital Management LP, (“Mudrick Capital”), owned, and following consummation of the private placement 2176423 Ontario Limited, an entity affiliated with Eric Sprott (“Eric Sprott”) and American Multi-Cinema, Inc. (“AMC”) will own approximately 22.7%, 21.8% and 21.8% of the outstanding shares of our common stock, respectively, and will have the right to acquire additional shares of common stock upon the exercise of warrants held by them. Because of their significant stockholdings, each of Mudrick Capital, Eric Sprott and AMC could exert significant influence in determining the outcome of corporate actions requiring stockholder approval and otherwise influence our business. This influence could have the effect of delaying or preventing a change in control of the Company or entrenching management or the Board of Directors, which could conflict with the interests of other stockholders and, consequently, could adversely affect the market price of our common stock.

Risks related to our Common Stock and Warrants

The market price of our shares of common stock and publicly traded warrants may fluctuate widely.

The trading price of our common stock and warrants listed for trading may fluctuate substantially and may be lower than their current prices. The market prices and trading volume of shares of our common stock have recently experienced, and may continue to experience, extreme volatility, which could cause purchasers of our common stock to incur substantial losses. We may continue to incur rapid and substantial increases or decreases in our stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of shares of our common stock may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our common stock or result in fluctuations in the price or trading volume of our common stock, including:

•	the ongoing impacts and developments relating to the COVID-19 pandemic;

•	publication of research reports by analysts or others about us or the precious metals market, which may be unfavorable, inaccurate, inconsistent or not disseminated on a regular basis;

•	changes in market interest rates that may cause purchasers of shares of our common stock to demand a different yield;

•	changes in market valuations of similar companies;

•	market reaction to any additional equity, debt or other securities that we may issue in the future, and which may or may not dilute the holdings of our existing stockholders;

•	actual or anticipated variations in our annual or quarterly results of operations;

•	additions or departures of key personnel or Board members;

•	actions by institutional or significant stockholders;

•	short interest in our stock and the market response to such short interest;

•	the dramatic increase in the number of individual holders of our stock and their participation in social media platforms targeted at speculative investing;

•	speculation in the press or investment community about our company or industry;

•	strategic actions by us or our competitors, such as acquisitions or other investments;

•	legislative, administrative, regulatory or other actions affecting our business, our industry;

•	investigations, proceedings, or litigation that involve or affect us;

•	general market, economic and political conditions, such reductions in precious metals prices, increases in fuel and other commodity prices used in the operation of our business, currency fluctuations and acts of war or terrorism.

In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.

We have received a delisting notice from the Nasdaq Stock Market and our common stock and warrants will be delisted from trading unless our common stock price trades above $1.00 per share for a period of time.

On December 29, 2021, we received a written notice from the Listing Qualifications department of The Nasdaq Stock Market (“Nasdaq”) indicating that we were not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market. We are currently monitoring the closing bid price of our common stock and evaluating alternatives, if appropriate, to resolve the deficiency and regain compliance with this rule, including a reverse stock split of our common stock. We can provide no assurance that the we will be able to regain compliance with the minimum bid price requirement, even if we maintain compliance with the other listing requirements.

Even if the market price per share of our common stock after the effective time of a reverse stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of “round lot” holders.

You may experience dilution as a result of future equity offerings.

On March 14, 2022, we entered into Subscriptions Agreement with each of AMC and Sprott pursuant to which the Company agreed to sell Units consisting of 46,816,480 shares of our Common Stock and 46,816,480 Warrants to purchase shares of our Common Stock with such shares of Common Stock representing approximately 44% of our outstanding shares in the aggregate, exclusive of warrants. We may in the future offer additional shares of our common stock or other securities convertible into, exercisable or exchangeable for shares of our common stock (including convertible debt or convertible preferred stock) at prices that may not be the same as the prices per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the prices per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock, or securities convertible into, exercisable or exchangeable for shares of our common stock, in future transactions may be higher or lower than the prices per share paid by investors in this offering. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Further, sales of substantial amounts of our common stock, or the perception that these sales could occur, could have a material adverse effect on the price of our common stock.

Future offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities, which may be senior to our common stock for purposes of distributions or upon liquidation, could adversely affect the market price of our common stock.

In the future, we may attempt to increase our capital resources by making additional offerings of debt or preferred equity securities, including convertible or non-convertible senior or subordinated notes, convertible or non-convertible preferred stock, medium-term notes and trust preferred securities. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. In addition, any preferred stock we may issue could have a preference on liquidating distributions or a preference on distribution payments that could limit our ability to make a distribution to the holders of our common stock. Since our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock.

There is no guarantee that our outstanding public warrants will ever be in the money, and they may expire worthless.

We have 34,289,898 publicly traded warrants outstanding that entitle holders to purchase one share of our common stock at an exercise price of $11.50 per share for a period of five years from the May 29, 2020 Recapitalization Transaction. On October 6, 2020, we issued 9,583,334 units in an underwritten public offering at an offering price to of $9.00 per unit, with each unit consisting of one share of our common stock and one warrant to purchase one share of our common stock at an exercise price of $10.50 per share.

Additionally, we assumed the obligations and liabilities under that certain warrant agreement, dated as of October 22, 2015, by and between Seller and Computershare Inc., a Delaware corporation, and its wholly owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company, collectively as initial warrant agent; and Continental Stock Transfer & Trust Company, LLC was named as the successor warrant agent (the “Seller Warrant Agreement”). Pursuant to the assumption of the Seller Warrant Agreement, the warrants issued thereunder (the “Seller Warrants”) became exercisable into shares of our common stock. The Seller Warrants will expire by the terms on October 22, 2022. As of March 14, 2022, the exercise price for the Seller Warrants was $40.31 per share of our common stock.

There is no guarantee that any or all of the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

Our 5-Year Private Warrants are being accounted for as a warrant liability and are being recorded at fair value upon issuance with changes in fair value each period reported in earnings, which could increase the volatility in our net income (loss) and may have an adverse effect on the market price of our common stock.

In addition to other securities, warrants to purchase shares of the Company’s common stock were issued in a private placement to the SPAC sponsor and underwriter (the “5 Year Private Warrants”) in the aggregate amount of 7,740,000 shares of our common stock at an exercise price of $11.50 per share on May 29, 2020, and concurrently with the closing of the Recapitalization Transaction, as part of a forward purchase unit offering, the Company issued an additional 2,500,000 5-Year Private Warrants to the SPAC sponsor at an exercise price of $11.50 per share.

We have determined that the 5-Year Private Warrants are a liability that is marked-to-market with the non-cash fair value adjustments recorded in earnings at each reporting period. Changes in the trading price of our common stock and the fair value of the 5-Year Private Warrants could result in significant volatility in our warrant liability and our net income (loss) in our consolidated statement of operations.

Anti-takeover provisions contained in our charter and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Our charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make it more difficult to remove management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the right of our Board of Directors to appoint a director to fill a vacancy created by the expansion of the Board of Directors or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies our Board of Directors;

•	a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members our Board of Directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	the ability of our Board of Directors to determine whether to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	limiting the liability of, and providing indemnification to, the directors and officers; and

•	advance notice procedures that stockholders must comply with in order to nominate candidates to our Board of Directors or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

We are an “emerging growth company” and a “smaller reporting company,” and the reduced disclosure requirements applicable to us as such may make our common stock less attractive to our stockholders.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act.” As such, we have elected to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following February 12, 2023, the fifth anniversary of the IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that are held by non-affiliates exceeds $700 million as of the last business day of the Company’s prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we qualify as an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We are also a “smaller reporting company”, and we will remain a smaller reporting company until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are $100 million or more during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter. Similar to emerging growth companies, smaller reporting companies are able to provide simplified executive compensation disclosure and have certain other reduced disclosure obligations, including, among other things, being required to provide only two years of audited financial statements. Our stockholders may find our common stock less attractive as a result of our status as an “emerging growth company” and “smaller reporting company” and our reliance on the reduced disclosure requirements afforded to these companies.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the Unites States Securities Exchange Act of 1934, as amended, or the Unites States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward-looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. These risks may include the following and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances, may have a material adverse effect on the Company’s business, cash flows, financial condition and results of operations. Forward-looking statements include, but are not limited to:

•	industry related risks including:
○	fluctuations in the price of gold and silver;
○	uncertainties concerning estimates of mineral resources and the ability to report mineral resources;
○	risks related to ceasing active mining operations;
○	risk related to issuing a new initial assessment technical report and no longer relying upon the 2019 Hycroft TRS;
○	risks and uncertainties relating to potential opportunities to increase resources in block model;
○	risks and uncertainties relating to identifying higher grades of gold and silver and identifying additional silver assays to expand the silver estimate and increase mineral resources;
○	uncertainties relating to the ongoing COVID-19 pandemic;
○	the intense competition within the mining industry;
○	the inherently hazardous nature of mining activities, including environmental risks;
○	our insurance may not be adequate to cover all risks associated with our business, or cover the replacement costs of our assets;
○	potential effects on our operations of U.S. federal and state governmental regulations, including environmental regulation and permitting requirements;
○	cost of compliance with current and future government regulations;
○	uncertainties relating to obtaining or retaining approvals and permits from governmental regulatory authorities;
○	potential challenges to title in our mineral properties;
○	risks associated with proposed legislation in Nevada that could significantly increase the costs or taxation of our operations; and
○	and changes to the climate and regulations and pending legislation regarding climate change;

•	business-related risks including:
○	risks related to our liquidity, compliance with our credit agreements and going concern considerations;
○	risks related to our ability to raise capital on favorable terms or at all;
○	risks related to proprietary novel two-stage heap oxidation and leach process at the Hycroft Mine and estimates of production;
○	risks related to development of an initial assessment and a pre-feasibility study for the acid POX milling process;
○	our ability to achieve our estimated production and sales rates and stay within our estimated operating and production costs and capital expenditure projections;
○	risks related to a decline in our production of gold and silver and the ceasing of active mining operations;
○	risk related to our ability to successfully eliminate or meaningfully reduce processing and mining constraints and related the results of our planned 2021 technical efforts and how the data resulting from such efforts could adversely impact processing technologies applied to our ore, future operations and profitability;

○	risks related to our reliance on one mine with mining operations ceased;
○	risks related to our limited experience with a largely untested process of oxidizing and heap leaching sulfide ores; uncertainties and risks related to our reliance on contractors and consultants;
○	risks related to the availability and cost of equipment, supplies, energy, or commodities;
○	the commercial success of, and risks relating to, our development activities;
○	risks related to slope stability;
○	risks related to our substantial indebtedness, including cross acceleration and our ability to generate sufficient cash to service our indebtedness;
○	uncertainties related to our ability to replace and expand our mineral resources;
○	costs related to our land reclamation requirements;
○	uncertainties resulting from the possible incurrence of operating and net losses in the future;
○	the loss of key personnel or our failure to attract and retain personnel;
○	risks related to technology systems and security breaches;
○	any failure to remediate and possible litigation as a result of a material weakness in our internal controls over financial reporting;
○	risks related to current and future legal proceedings; and
○	and risks that our principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval;

•	risks related to our securities, including:
○	volatility in the price of our common stock and warrants and possible delisting of securities if our trading price drops below $1.00 per share for an extended period of time;
○	risks that our warrants may expire worthless;
○	the valuation of our private warrants could increase the volatility in our net income (loss);
○	anti–takeover provisions could make a third-party acquisition of us difficult;
○	risks related to limited access to our financial information, as we have elected to take advantage of the disclosure requirement exemptions granted to emerging growth companies and smaller reporting companies; and
○	forward looking statements that we do not intend to pay cash dividends and depending upon results of testing and analysis, we may determine to continue to cease mining until a new mining approach is determined and a new technical report is issued.

These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements.   Please see our other reports filed with the SEC for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance or achievements may differ materially from those made in or suggested by the forward-looking statements contained in this news release. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Cautionary Note to U.S. Investors Regarding Mineral Resources

The mineral resource estimates included herein or incorporated by reference herein, including in the 2022 Hycroft TRS, have been prepared in accordance with the requirements of the Modernization Rules as set forth in subpart 1300 of Regulation S-K which became widely applicable on January 1, 2021. These disclosures differ in material respects from the prior requirements set forth in Industry Guide 7, including in that mineral resource information was not permitted and mineral resources have been calculated in accordance with the provision of subpart 1300 of Regulation S-K.These standards differ significantly from the disclosure requirements of Industry Guide 7 in that mineral resource information contained herein may not be comparable to similar information disclosed by U.S. companies that have not early adopted the Modernization Rules promulgated by the SEC. Under SEC standards, mineralization, such are Mineral Resources, may not be classified as a “mineral reserve” unless the determination has been made that the mineralization could be economically and legally produce or extracted at the time of the reserve determination. The term “economically,” as was used in the SEC’s Industry Guide 7 definition of mineral reserves, means that profitable extraction or production has been established or analytically demonstrated in a feasibility study to be viable and justifiable under reasonable investment and market assumptions. The term “legally” as used in the SEC’s Industry Guide 7 definition of mineral reserves, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. However, for a reserve to exist, we must have a justifiable expectation, based on applicable laws and regulations, that issuance of permits or resolution of legal issues necessary for mining and processing at a particular deposit will be accomplished in the ordinary course and in a timeframe consistent with our current mine plans. The terms “Mineral Resource”, “Measured Mineral Resource”, “Indicated Mineral Resource” and “Inferred Mineral Resource” are defined and used in accordance with the Modernization Rules. You are specifically cautioned not to assume that any part or all of the mineral deposits (including mineral resources) in these categories will ever be converted into mineral reserves, as defined by the SEC. You are further cautioned that, except for any portion of mineral resources, as applicable, classified as mineral reserves, mineral resources do not have demonstrated economic value. Inferred mineral resources have a high degree of uncertainty as to their existence as to whether they can be economically or legally mined. Under the Modernization Rules, estimates of inferred mineral resources may not form the basis of an economic analysis. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. A significant amount of exploration must be completed in order to determine whether an inferred mineral resource may be upgraded to a higher category. Therefore, you are cautioned not to assume that all or any part of an inferred mineral resource exists, that it can be economically or legally mined, or that it will ever be upgraded to a higher category. Likewise, you are cautioned not to assume that all or any part of measured or indicated mineral resources will ever be upgraded to mineral reserves.

Technical Report Summaries and Qualified Persons

The scientific and technical information concerning our mineral projects in this Form 8-K have been reviewed and approved by third-party “qualified persons” under S-K 1300 , including Ausenco Engineering USA South Inc., Independent Mining Consultants, Inc, and WestLand Engineering & Environmental Services, Inc.. For a description of the key assumptions, parameters and methods used to estimate mineral resources included in this Form 8-K, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, sociopolitical, marketing or other relevant factors, please review the 2022 Hycroft TRS.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The list of exhibits is set forth on the Exhibit Index of this Current Report on Form 8-K and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement dated March 11, 2022, between Hycroft Mining Holding Corporation and Sprott Private Resource Lending II (Collector), LP.

10.2	Amendment to the 10% Senior Secured Notes and Note Exchange Agreement dated as of March 14, 2022 among Hycroft Mining Holding Corporation, certain subsidiaries of Hycroft Mining Holding Corporation and holders of the Notes, including certain funds affiliated with, or managed by, Mudrick Capital Management, L.P, Whitebox Advisors, LLC, Highbridge Capital Management, LLC, Aristeia Highbridge Capital Management, LLC and Wolverine Asset Management, LLC and Wilmington Trust, National Association, in its capacity as collateral agent

10.3	Subscription Agreement dated March 14, 2022 between Hycroft Mining Holding Corporation and American Multi-Cinemas, Inc.

10.4	Subscription Agreement dated March 14, 2022 between Hycroft Mining Holding Corporation and 2176423 Ontario Limited

10.5	Warrant Agreement dated March 14, 2022 between Hycroft Mining Holding Corporation and American Multi-Cinemas, Inc.

10.6	Form of Warrant Agreement dated March ____, 2022 between Hycroft Mining Holding Corporation and 2176423 Ontario Limited

23.7	Consent of Ausenco Engineering South USA, Inc.

23.8	Consent of Independent Mining Consultants, Inc.

23.9	Consent of Westland Engineering & Environmental Services, Inc.

99.1	Press Release dated March 14, 2022*

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

* Furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2022	Hycroft Mining Holding Corporation

	By:	/s/ Stanton Rideout
Stanton Rideout
Executive Vice President and Chief Financial Officer